As filed with the Securities and Exchange Commission on June 6, 2002

Registration No. 333-89144

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
KFORCE INC.
 (Exact name of Registrant as specified in its charter)

Florida	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 East Palm Avenue
Tampa, Florida 33605
(813) 552-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
William L. Sanders
Chief Financial Officer, Senior Vice President and Secretary
Kforce Inc.
1001 East Palm Avenue
Tampa, Florida 33605
(813) 552-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Michael L. Jamieson, Esq.
Robert J. Grammig, Esq.
Holland & Knight LLP
400 North Ashley Drive
Suite 2300
Tampa, Florida 33602
Phone: (813) 227-6502
Fax: (813) 229-0134

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.     ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☒

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Part II

Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned Registrant (“Kforce”).

SEC Registration Fee		$27,265
Trustee’s Fees and Expenses	$	*15,000
Rating Agencies’ Fees	$	*75,000
Transfer Agent and Registrar Fees and Expenses	$	*10,000
Legal Fees and Expenses	$	*50,000
Accounting Fees and Expenses	$	*100,000
Printing, Engraving and Mailing Expenses	$	*100,000
Miscellaneous	$	*22,735

Total		$400,000

*	Estimated.

Item 15.  Indemnification of Directors and Officers.

     Kforce is a Florida corporation. The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article V of our bylaws provides that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. Kforce has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

Item 16.  Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.1a	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.2	Amended and Restated Bylaws (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.3	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on October 29, 1996)

4.4	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on November 3, 2000)

4.5	Amended and Restated Credit Agreement among Certain Financial Institutions, Bank of America NA (as the Administrative Agent) and kforce.com, Inc. dated November 3, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.6	First Amendment to Amended and Restated Credit Agreement dated as of December 10, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K filed on March 29, 2002)

4.7	Second Amendment to Amended and Restated Credit Agreement dated as of February 12, 2001 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.8	Third Amendment to Amended and Restated Credit Agreement dated as of January 1, 2002 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.9	Form of Senior Indenture

4.10	Form of Subordinated Indenture

Exhibit
Number	Description

4.11	Form of Senior Debt Security

4.12	Form of Subordinated Debt Security

4.13	Form of Preferred Stock Certificate of Designation*

4.14	Form of Warrant*

4.15	Form of Warrant Agreement*

4.16	Form of Deposit Agreement*

4.17	Form of Unit Agreement*

5.1	Opinion of Holland & Knight LLP

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends†

23.1	Consent of Deloitte & Touche LLP, independent auditors†

23.2	Consent of PricewaterhouseCoopers LLP independent certified public accountants†

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of Kforce†

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

†	Previously filed.

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement or incorporated by reference in connection with the offering of the securities.

Item 17.  Undertakings

(a)	Kforce hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the SEC by Kforce pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Kforce’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kforce pursuant to its articles of incorporation, bylaws, by agreement or otherwise, Kforce has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Kforce of expenses incurred or paid by a director, officer or controlling person of Kforce in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kforce will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	Kforce hereby undertakes:

(1)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(2)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by

Kforce pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was effective.

(3)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on June 5, 2002.

KFORCE INC.

By:	* Name: David L. Dunkel Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2002.

Signature	Title

* David L. Dunkel	Director and Chief Executive Officer (Principal Executive Officer)

/s/ William L. Sanders William L. Sanders	Sr. Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

* David M. Kelly	Vice President, Chief Accounting Officer (Principal Accounting Officer)

* John N. Allred	Director

* W.R. Carey, Jr.	Director

* Richard M. Cocchiaro	Director

Signature	Title

* Todd Mansfield	Director

* Ralph Struzziero	Director

* Howard W. Sutter	Vice President of Mergers and Acquisitions and Director

* Gordon Tunstall	Director

* Karl Vogeler	Director

* Mark F. Furlong	Director

*By: /s/ William L. Sanders

William L. Sanders Attorney-in-Fact

Exhibit Index

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.1a	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.2	Amended and Restated Bylaws (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.3	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on October 29, 1996)

4.4	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on November 3, 2000)

4.5	Amended and Restated Credit Agreement among Certain Financial Institutions, Bank of America NA (as the Administrative Agent) and kforce.com, Inc. dated November 3, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.6	First Amendment to Amended and Restated Credit Agreement dated as of December 10, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K filed on March 29, 2002)

4.7	Second Amendment to Amended and Restated Credit Agreement dated as of February 12, 2001 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.8	Third Amendment to Amended and Restated Credit Agreement dated as of January 1, 2002 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.9	Form of Senior Indenture

4.10	Form of Subordinated Indenture

4.11	Form of Senior Debt Security

4.12	Form of Subordinated Debt Security

4.13	Form of Preferred Stock Certificate of Designation*

4.14	Form of Warrant*

4.15	Form of Warrant Agreement*

4.16	Form of Deposit Agreement*

Exhibit
Number	Description

4.17	Form of Unit Agreement*

5.1	Opinion of Holland & Knight LLP

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends†

23.1	Consent of Deloitte & Touche LLP, independent auditors†

23.2	Consent of PricewaterhouseCoopers LLP independent certified public accountants†

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of Kforce†

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

†	Previously filed.
*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement or incorporated by reference in connection with the offering of the securities.